Exhibit 4.1


                                  ZiLOG, INC.
                       2002 OMNIBUS STOCK INCENTIVE PLAN


                     (Amended Effective October 18, 2002)


Section 1.        Purpose of Plan.

                  The name of this plan is the ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan, as amended effective October 18, 2002 (the "Plan"). The Plan was authorized in accordance with Section 303 of the Delaware General Corporation Law and thereby made effective on the Effective Date (as hereinafter defined). The purpose of the Plan is to enable the Company and its Related Companies (as hereinafter defined) to attract, retain and reward employees, directors, advisors and consultants and to strengthen the existing mutuality of interests between such persons and the Company's stockholders. To accomplish the foregoing, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options and Restricted Stock (each as hereinafter defined). At any time from and following the Effective Date, the Board (as hereinafter defined) may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of Section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.

Section 2.        Definitions.

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Award" means an award of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock under the Plan.

                  (b) "Award Agreement" means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                  (c) "Board" means the board of directors of the Company.

                  (d) "Cause" means, unless otherwise provided in an Award Agreement, (1) the failure by the Participant to substantially perform his or her duties and obligations to the Company as the same may, from time to time, be assigned to the Participant, including without limitation repeated refusal to follow the reasonable directions of the employer or supervisor, knowing violation of law in the course of performance of the duties of Participant's employment or service with the Company, repeated or excessive absences from work without a reasonable excuse; (2) fraud, material dishonesty or moral turpitude affecting the Company; or (3) the commission of acts constituting, the indictment or conviction of, or plea of guilty or nolo contendere for, the commission of a felony or a crime involving material dishonesty or moral turpitude. Determination of Cause shall be made by the Committee in its sole discretion.

                  (e) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

                  (f) "Change in Control" means: (i) a dissolution, liquidation or sale of all or substantially all of the assets of the Company;
(ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (iii) from and after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (h) "Committee" means the committee established by the Board to administer the Plan. Prior to the consummation of an Initial Public Offering, the Committee may be the entire Board. From and after the consummation of an Initial Public Offering, unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) "Nonemployee Directors" as defined in Rule 16b-3 issued under the Exchange Act, and (ii) "outside directors" as defined in Section 162(m) of the Code.

                  (i) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  (j) "Company" means ZiLOG, Inc., a Delaware corporation (or any successor corporation).

                  (k) "Comparable Companies" means Cypress Semiconductor Corporation, Fairchild Semiconductor International, Inc., Microchip Technology Incorporated, National Semiconductor Corporation and ON Semiconductor Corporation; provided that if any of such companies shall cease to exist or cease to have a class of equity securities listed on a national securities exchange or quoted on a national market quotation system, then such company shall no longer be considered a Comparable Company and the Committee shall have the power and authority to select an entity to replace such Comparable Company, as set forth in Section 3(a)(viii).

                  (l) "Disability" means: (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

                  (m) "EBITDA" represents: (1) with respect to the Company, earnings (losses) before interest, income taxes, depreciation, amortization of intangible assets, non-cash stock compensation expenses, equity in loss of Qualcore, Inc., cumulative effect of change in accounting principle and special charges; and (2) with respect to the Comparable Companies, the definition of EBITDA published in such company's periodic reports under the Exchange Act.

                  (n) "EBITDA-Linked Options" means the Options granted on the Effective Date pursuant to Section 8 hereof.

                  (o) "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent or Related Company.

                  (p) "Enterprise Value" means the Fair Market Value of a company's outstanding common stock plus the face amount of any debt and preferred stock, less cash and cash equivalents as listed on the company's balance sheet contained in the company's latest available publicly filed financial statements.

                  (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (r) "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                  (s) "Fair Market Value" as of a particular date shall mean the fair market value of a Share as determined by the Committee in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, fair market value of a Share on any date shall be the closing sale price reported for such Share on such exchange on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a Share on any date shall be the closing sale price reported for such Share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of a Share on any date shall be the average of the highest bid and lowest asked prices of such Share on such system on the last date preceding such date on which both bid and ask prices were reported.

                  (t) "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law, including adoptive relationships and any person sharing the employee's household (other than a tenant or employee).

                  (u) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

                  (v) "Informal Committee Designee" shall mean the member of the Board appointed by the informal committee of the holders of the Company's 9 1/2% Senior Secured Notes due 2005 pursuant to the Company's Certificate of Incorporation, as amended.

                  (w) "Initial Public Offering" means the first underwritten public offering of Shares of the Company after the Effective Date.

                  (x) "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of
Section 25100(o) of the California Corporate Securities Law of 1968.

                  (y) "Non-EBITDA-Linked Options" means all Options other than EBITDA-Linked Options.

                  (z) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

                  (aa) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, whether an EBITDA-Linked Option or a
Non-EBITDA-Linked Option, or any of them, as the context requires.

                  (bb) "Option Shares" means Shares issued upon the exercise of Options.

                  (cc) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                  (dd) "Participant" means any Eligible Recipient selected by the Committee, pursuant to the Committee's authority in Section 3 hereof, to receive Awards. A Participant who receives the grant of an Option is sometimes referred to herein as an "Optionee."

                  (ee) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (ff) "Plan Shares" means (i) Option Shares and (ii) shares of Restricted Stock granted pursuant to Section 9 of the Plan, whether or not the applicable restrictions remain effective or have lapsed.

                  (gg) "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

                  (hh) "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 9 hereof, including Option Shares subject to certain restrictions granted to a Participant upon such Participant's early exercise of an Option pursuant to Section 9(h).

                  (ii) "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  (jj) "Shares" means shares of Common Stock.

                  (kk) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (ll) "Ten Percent Owner" means an Eligible Recipient who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiary corporations.

Section 3.        Administration.

                  (a) The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Committee shall have the power and authority, without limitation:

                  (i) to select those Eligible Recipients who shall be Participants;

                  (ii) to determine whether and to what extent Options or awards of Restricted Stock are to be granted hereunder to Participants;

                  (iii) to determine the number of Shares to be covered by each Award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock granted hereunder;

                  (vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

                  (vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan; and

                  (viii) to select one or more corporations to replace one or more of the Comparable Companies on the terms set forth in Section 2(k).

                  (b) All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 4.        Shares Reserved for Issuance Under the Plan.

                  (a) The total number of Shares reserved and available for issuance under the Plan shall be 4,558,140 of which 2,116,279 shall be reserved for issuance of Options and 2,441,861 shall be reserved for issuance of grants as Restricted Stock. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Notwithstanding the foregoing, all Shares that either (i) have not been granted under the Plan (including Shares initially reserved for issuance in the form of Restricted Stock), or (ii) again become available for grant of future Awards under the Plan pursuant to Section 4(b) hereof, in each case, other than Shares that were reserved for issuance of grants of Restricted Stock as of October 18, 2002, shall be granted solely in the form of Options.

                  (b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock are reacquired by the Company for any reason, including by reason of forfeiture, repurchase (including vested and unvested shares), cancellation by reason of indebtedness, or otherwise, then such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

                  (c) From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Awards may be granted to any individual Optionee during any fiscal year shall not exceed 4,000,000.

Section 5.        Equitable Adjustments; Change in Control

                  (a) In the event of any Change in Capitalization, an equitable substitution or adjustment may be made in (i) the aggregate number and/or kind of Shares reserved for issuance under the Plan (including the aggregate number and/or kind of Shares reserved for issuance as Options and as Restricted Stock and the maximum aggregate number of Shares with respect to Awards that may be granted to any individual Optionee during any fiscal year),
(ii) the kind, number and/or Exercise Price of Shares or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock granted under the Plan, in each case as may be determined by the Committee, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards, reduced, in the case of Options, by the exercise price thereof.

                  (b) Unless otherwise determined by the Committee, in the event of a Change in Control:

                  (i) with respect to the Non-EBITDA-Linked Options, unless such Options are assumed or equivalent awards or rights are substituted therefor, the unvested Non-EBITDA-Linked Options shall become fully vested and exercisable and all restrictions on the vesting or exercisability of such Non-EBITDA-Linked Options shall lapse as of the date of the Change in Control; and with respect to Restricted Stock Awards acquired upon early exercise of Non-EBITDA-Linked Options, unless such Awards are assumed and the Company's repurchase rights are assigned to the successor (or parent thereof), or equivalent awards or rights are substituted therefor, all restrictions on such Awards shall lapse as of the date of the Change in Control;

                  (ii) with respect to the EBITDA-Linked Options:

                           (1) if the aggregate sale price realized upon the Change in Control divided by the median Enterprise Value to EBITDA ratio of the Comparable Companies exceeds $17.2 million, one-third of the unvested EBITDA-Linked Options shall become fully vested and exercisable and all restrictions on the vesting or exercisability of such EBITDA-Linked Options shall lapse as of the date of such Change in Control;

                           (2) if the aggregate sale price realized upon the Change in Control divided by the median Enterprise Value to EBITDA ratio of the Comparable Companies exceeds $25.7 million, two-thirds of the unvested EBITDA-Linked Options shall become fully vested and exercisable and all restrictions on the vesting or exercisability of such EBITDA-Linked Options shall lapse as of the date of such Change in Control;

                           (3) if the aggregate sale price realized upon the Change in Control divided by the median Enterprise Value to EBITDA ratio of the Comparable Companies exceeds $30.0 million, all of the unvested EBITDA-Linked Options shall become fully vested and exercisable and all restrictions on the vesting or exercisability of such EBITDA-Linked Options shall lapse as of the date of such Change in Control;

                  (iii) with respect to Restricted Stock, if such Change in Control occurs prior to the third anniversary of the Effective Date, then all restrictions under Section 9(d) hereof on the Restricted Stock granted under Section 9(a) of this Plan shall lapse; and

                  (iv) with respect to Options other than Options that are continued or assumed, or have equivalent awards or rights substituted therefor, such Options that are not exercised as of the occurrence of the Change in Control shall expire and be of no force or effect immediately upon the occurrence of the Change in Control.

Section 6.        Eligibility.

                  The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Recipients. The Committee shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options or Restricted Stock; provided that directors of the Company or any Parent or Related Company who are not employees of the Company or of any Parent or Related Company, and consultants or advisors to the Company or to any Parent or Related Company may not be granted Incentive Stock Options; provided further that Incentive Stock Options may not be granted to an employee of a Related Company if such Related Company is not a Subsidiary.

Section 7.        Non-EBITDA-Linked Options.

                  (a) Use of Term. As used in this Section 7, "Options" shall mean Non-EBITDA-Linked Options.

                  (b) General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Committee shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability and vesting of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and
(ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs
(b)-(k) of this Section 7 and the Award Agreement shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (c) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Committee at the time of grant, but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value per Share on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient is a Ten Percent Owner), and (ii) in the case of Nonqualified Stock Options (to the extent required at the time of grant by California "blue sky" laws), be less than 85% of the Fair Market Value per Share on such date. Notwithstanding the foregoing, to the extent required at the time of grant, by California "blue sky" laws, the Exercise Price of an Option granted to a Ten Percent Owner shall not be less than 110% of the Fair Market Value per Share on the date of grant of such Option.

                  (d) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Recipient is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

                  (e) Vesting and Exercisability. Options shall vest and be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate performance goals, as shall be determined by the Committee in the Award Agreement or after the time of grant; provided that no action under this Section 7(e) following the time of grant shall adversely affect any outstanding Option without the consent of the holder thereof; provided further, that, to the extent required by California "blue sky" laws, Options granted to Eligible Recipients other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Committee may also provide that any Option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Committee may determine in its sole discretion.

                  The Committee may provide at the time of grant or anytime thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that are not vested, subject to such other terms and conditions as the Committee determines, including the requirement that the Optionee execute a Restricted Stock Award Agreement.

                  (f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 12 hereof, as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted Shares or Restricted Stock already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and
(y) has a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Committee and permitted by applicable law or (iv) any combination of the foregoing.

                  (g) Rights as Stockholder. An Optionee shall have no right to receive Shares or rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 12 hereof and, if requested, has given the representation described in paragraph (b) of Section 15 hereof.

                  (h) Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will or the laws of descent and distribution (including, with respect to a Nonqualified Stock Option only, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Committee may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Committee and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence to members of his or her Immediate Family or to a trust, all of the beneficiaries of which are members of the Optionee's Immediate Family; provided that no such transfer by any Participant may be made in exchange for consideration.

                  (i) Termination of Employment or Service. Unless otherwise determined by the Committee, if an Optionee's employment with, or service as a director, consultant or advisor to, the Company or to any Parent or Related Company terminates for any reason other than Cause, (i) Options granted to such Participant, to the extent that they are vested and exercisable at the time of such termination, shall remain exercisable until the date set forth in the Award Agreement, or such later date as is otherwise determined by the Committee, but in no event shall such exercise period be less than 30 days after such termination (six months in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not vested and exercisable at the time of such termination, shall expire on the date of such termination. The 30-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee's death or Disability prior to or during such 30-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. Unless provided in an Award Agreement or in the Committee's discretion any time thereafter, in the event of the termination of an Optionee's employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination.

                  (j) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

                  (k) Stockholders' Agreement. The Committee may require, as a condition to exercise of an Option prior to an Initial Public Offering, that the Optionee sign a stockholder agreement.

Section 8.        EBITDA-Linked Options.

                  (a) Use of Terms. As used in this Section 8, "Options" shall mean EBITDA-Linked Options.

                  (b) General. Options granted under this Section 8 may be granted alone or in addition to other Awards granted under the Plan. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Committee shall determine, consistent with this Section 8. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(k) of this Section 8 and the Award Agreement shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (c) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be equal to $2.76.

                  (d) Option Term. Each Option shall be exercisable for ten years after the date such Option is granted, subject to paragraph (i) of this
Section 8 and paragraph (b)(iv) of Section 5 hereof.

                  (e) Vesting and Exercisability. Each Option shall be immediately exercisable as of the date such Option is granted, but shall vest based on the EBITDA reported by the Company for the immediately preceding 12 months (the "Twelve-Month EBITDA") as follows: (i) one-third if the Company reports Twelve-Month EBITDA in excess of $17.2 million; (ii) two-thirds if the Company reports Twelve-Month EBITDA in excess of $25.7 million; and (iii) 100% if the Company reports Twelve-Month EBITDA in excess of $30.0 million; provided however, that all Options will vest no later than the date that is six years after the Effective Date, even if the above EBITDA thresholds have not been satisfied.

                  (f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 12 hereof, as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted Shares already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Committee and permitted by applicable law or
(iv) any combination of the foregoing.

                  (g) Rights as Stockholder. An Optionee shall have no right to receive Shares or rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 12 hereof and, if requested, has given the representation described in paragraph (b) of Section 15 hereof.

                  (h) Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will or the laws of descent and distribution (including, with respect to a Nonqualified Stock Option only, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant's lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee's lifetime, the Committee may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Committee and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence to members of his or her Immediate Family or to a trust, all of the beneficiaries of which are members of the Optionee's Immediate Family; provided that no such transfer by any Participant may be made in exchange for consideration.

                  (i) Termination of Employment or Service. Unless otherwise determined by the Committee, if an Optionee's employment with, or service as a director, consultant or advisor to, the Company or to any Parent or Related Company terminates for any reason other than Cause, (i) Options granted to such Participant, to the extent that they are vested and exercisable at the time of such termination, shall remain exercisable until the date set forth in the Award Agreement, or such later date as is otherwise determined by the Committee, but in no event shall such exercise period be less than 30 days after such termination (six months in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not vested and exercisable at the time of such termination, shall expire on the date of such termination. The 30-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee's death or Disability prior to or during such 30-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. Unless provided in an Award Agreement or in the Committee's discretion any time thereafter, in the event of the termination of an Optionee's employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination.

                  (j) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

                  (k) Stockholders' Agreement. The Committee may require, as a condition to exercise of an Option prior to a Public Offering, that the Optionee sign a stockholder agreement.

Section 9.        Restricted Stock.

                  (a) General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Committee shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made and the number of Shares to be awarded.

                  (b) Purchase Price. The price per Share that a Participant must pay for Shares purchasable under an award of Restricted Stock shall equal $0.01.

                  (c) Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Committee may specify after the award date. Each Participant who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such Shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

                  (d) Nontransferability. The Awards of Restricted Stock granted pursuant to this Section 9(a) shall vest and no longer be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Committee in the Award Agreement, or as otherwise set forth in this paragraph (d) (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The restrictions with respect to 25% of the Restricted Stock shall lapse on the Effective Date and on each of the first, second and third anniversaries of such Effective Date; provided that in no event shall the Restricted Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under
Section 12 hereof. Any attempt to dispose of any Shares of Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

                  (e) Rights as a Stockholder. Except as provided in Section 9(c) or as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine.

                  (f) Loans. The Company or any Parent or Related Company may make loans available to Participants with respect to a Restricted Stock Award granted as of the Effective Date, other than a Restricted Stock Award granted upon early exercise of an Option, for the payment of any Federal or state income tax attributable to the Restricted Stock subject to such Award. Such loans may be made available at such time or times as the Company or any Parent or Related Company deems appropriate, including at such time as any portion of the Restricted Stock Award vests and/or when a Participant makes an election pursuant to Section 83(b) of the Code with respect to such Participant's Restricted Stock Award ("Section 83(b) Election"). Such loans shall (i) be evidenced by promissory notes entered into by the Participants in favor of the Company or any Parent or Related Company, (ii) bear interest at a fair interest rate as determined by the Committee (but not less than the applicable Federal rate), which interest shall be paid no less frequently than annually,
(iii) have a term of no more than five years, (iv) to the extent applicable and required by the Committee, be conditioned on the receipt, by the Committee, of a copy of the Participant's timely filed Section 83(b) Election with respect to such Restricted Stock Award (whether vested or unvested), (v) be subject to such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, and (vi) be subject to Committee approval. Unless the Committee determines otherwise, when a loan is made, all Shares subject to that Restricted Stock Award shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

                  (g) Termination of Employment.

                      (i) Upon termination of a Participant's employment or service as a director, consultant or advisor to the Company or to any Parent or Related Company during the Restricted Period, for any reason, such Participant's Restricted Stock may be repurchased by the Company upon the terms set forth in Section 13(d).

                      (ii) Upon termination of a Participant's employment or service as a director, consultant or advisor to the Company or to any Parent or Related Company during the Restricted Period, by the Company for any reason other than for Cause, any outstanding loans made to such Participant pursuant to Section 9(f) that relate to unvested Shares shall be forgiven.

                  (h) Early Exercise Options. The Committee shall award Restricted Stock to a Participant upon the Participant's early exercise of an Option. Unless otherwise determined by the Committee, the lapse of restrictions with respect to such Restricted Stock shall occur on the same schedule as the Option for which the Restricted Stock was exercised.

Section 10.       Amendment and Termination.

                  The Board, with the approval of the Informal Committee Designee, may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award previously granted without such Participant's consent; provided, however, that the total number of Shares reserved and available for issuance as set forth in Section 4(a) of the Plan shall not be increased without the prior approval by two-thirds vote of the Board, and, to the extent described below, approval of the Company's stockholders. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of Sections 162(m) and 422 of the Code, stock exchange rules or other applicable law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, with the approval of the Informal Committee Designee, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 11.       Unfunded Status of Plan.

                  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12.       Withholding Taxes.

                  Whenever the Company has a withholding obligation with respect to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto to the extent sufficient cash is paid pursuant to the Award, or to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award.

Section 13.       Additional Provisions.

                  (a) Market Stand-Off.

                      (i) In connection with any underwritten public offering by the Company or its stockholders of its or their equity securities pursuant to an effective registration statement filed under the Securities Act, including an Initial Public Offering, Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Plan Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

                      (ii) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Plan Shares shall be immediately subject to the provisions of this Section 13(a), to the same extent the Plan Shares are at such time covered by such provisions.

                      (iii) In order to enforce the provisions of Section 13(a), the Company may impose stop-transfer instructions with respect to the Plan Shares until the end of the applicable stand-off period.

                  (b) Drag-Along Rights.

                      (i) Until the earliest of a Change in Control, an Initial Public Offering or the third anniversary of the Effective Date, if the holders representing at least a majority of the outstanding Common Stock execute a binding agreement to transfer all of their shares of Common Stock to a Person making an irrevocable and unconditional bona fide offer (a"Bona Fide Offer"), then the Participant shall transfer all of the Participant's Plan Shares to such Person, subject to the terms and conditions set forth below, at the sole election of a majority of such holders, which election shall be exercisable by delivery to the Participant of a written notice that shall include a copy of such binding agreement, at least 20 days prior to the closing date specified in such notice; provided that (A) the Participant shall receive from such Person the highest per Share consideration to be paid to any holder of Common Stock in such transaction; and (B) the closing of any transaction effected pursuant to this Section 13(b) shall be conditioned on the simultaneous purchase of not less than a majority of outstanding shares of Common Stock.

                  (c) Option Share Repurchase Rights.

                      (i) Until the earliest of a Change in Control, an Initial Public Offering or the third anniversary of the Effective Date, the Company shall have a repurchase right with respect to Option Shares that may be exercised upon the voluntary or involuntary termination of the Participant's employment or service with the Company, the Parent or a Related Company for any reason.

                      (ii) The repurchase right must be exercised, if at all, by the Company within 90 days following the termination of a Participant's employment or service with the Company, except in the case of termination due to the death or Disability which exercise period will then be extended to 210 days after the date of such termination.

                      (iii) The purchase price of any Option Shares to be repurchased by the Company pursuant to subsections (i) and (ii) above shall be the Fair Market Value of the Option Shares as of the date on which the Participant's employment terminated; provided that that such price shall be no less than the price paid by the Participant; provided further, that, at the Company's discretion, the purchase price may be paid by cancellation of an equal amount of indebtedness of the Participant to the Company.

                      (iv) The closing of a purchase and sale of Option Shares pursuant to this Section 13(c) shall take place at the principal office of the Company at such time and date as shall be mutually agreed between the Company and the Participant; provided that if the parties cannot reach such agreement, settlement shall be ninety (90) days (which may be extended in the event such termination was due to death or Disability) after the date of termination of the Participant 's employment with the Company (or if such day is a holiday, the first business day thereafter). At the closing, the Participant shall deliver to the Company (A) the certificate or certificates representing the Option Shares held by such Participant, duly endorsed for transfer, or (B) if such certificate or certificates are already in the Company's possession, such duly endorsed stock powers as the Company may request to permit it to record the repurchase by the Company on the records of the Company.

                  (d) Restricted Stock Repurchase Rights.

                      (i) Until the earliest of a Change in Control, an Initial Public Offering or the third anniversary of the Effective Date, the Company shall have a repurchase right with respect to Restricted Stock that may be exercised during the Restricted Period upon the voluntary or involuntary termination of the Participant's employment or service with the Company, the Parent or a Related Company for any reason (subject to the lapse of such repurchase rights as described in clause (ii) below); provided that with respect to unvested Shares of Restricted Stock acquired upon early exercise of an Option, the Company's repurchase rights shall expire no earlier than the date such Shares vest pursuant to the terms of the applicable Restricted Stock Agreement and Stock Option Agreement; and provided further that in the event that the restrictions on Shares of Restricted Stock acquired upon early exercise of an EBITDA-Linked Option do not lapse prior to the expiration, termination or forfeiture of such Award, then the Company may repurchase such Shares as of such expiration, termination or forfeiture date and to the extent not so repurchased, the restrictions on such Shares shall lapse as of that date.

                      (ii) The repurchase price of any Restricted Stock to be repurchased by the Company pursuant to subsection (i) above shall be
         (a) with respect to unvested Shares of Restricted Stock as of the date of the repurchase, $0.01 per share, and (b) with respect to vested Shares of Restricted Stock as of the date of the repurchase, the Fair Market Value of the Shares, as determined by the Committee; provided that the repurchase price with respect to unvested Shares of Restricted Stock acquired upon early exercise of an Option shall be equal to the per Share exercise price of the Option Shares for each repurchased unvested Share subject to the Restricted Stock Award; provided further that, (I) with respect to Shares of Restricted Stock other than Shares acquired upon early exercise of an Option, the purchase price shall not be less than the amount of indebtedness of the Participant to the Company with respect to the tax attributable to such Shares, and (II) at the Company's sole discretion, the purchase price may be paid by cancellation of an equal amount of indebtedness of the Participant to the Company, or if applicable and greater, the amount determined under clause (I) above, which cancellation shall first be applied against indebtedness referred to in clause (I) above and thereafter against other indebtedness of the Participant to the Company.

                      (iii) The repurchase right must be exercised, if at all, by the Company within 90 days following the termination of a Participant's employment or service with the Company, except in the case of termination due to the death or Disability which exercise period will then be extended to 210 days after the date of such termination.

                      (iv) The closing of a purchase and sale of Restricted Stock pursuant to this Section 13(d) shall take place at the principal office of the Company at such time and date as shall be mutually agreed between the Company and the Participant; provided that if the parties cannot reach such agreement, settlement shall be ninety (90) days (which may be extended in the even such termination was due to death or Disability) after the date of termination of the Participant 's employment with the Company (or if such day is a holiday, the first business day thereafter). At the closing, the Participant shall deliver to the Company (A) the certificate or certificates representing the Restricted Stock held by such Participant, duly endorsed for transfer, or (B) if such certificate or certificates are already in the Company's possession, such duly endorsed stock powers as the Company may request to permit it to record the repurchase by the Company on the records of the Company.

                  (e) First Refusal Rights.

                      (i) Until the earliest of a Change in Control, an Initial Public Offering or the third anniversary of the Effective Date, except as otherwise provided herein, if the Participant or the Participant's successor in interest desires to sell all or any part of the Plan Shares, and an offeror (the "Offeror") has made an offer therefor, which offer the Participant desires to accept, the Participant shall: (i) obtain in writing a Bona Fide Offer for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to an officer of the Company setting forth the Participant's desire to sell such Plan Shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an option to purchase any or all of the Shares specified in the Option Notice, such option to be exercisable by giving, within thirty (30) days after receipt of the Option Notice, a written counter-notice to the Participant. If the Company elects to purchase, the Participant shall be obligated to sell to the Company such shares at the price and terms indicated in the Bona Fide Offer within sixty (60) days from the date of receipt by the Company of the Option Notice. The Company's purchase rights under this Section 13(e) are assignable by the Company.

                      (ii) Subject to Section 13(a) above, the Participant may sell, pursuant to the terms of the Bona Fide Offer, any or all of such Plan Shares not purchased by the Company or which the Company does not elect to purchase in the manner set forth hereinabove after the expiration of the 30-day period during which the Company may give the aforesaid counter-notice. All Plan Shares shall remain subject to the terms of the Plan, whether or not they are not sold pursuant to a Bona Fide Offer.

Section 14.       Rule 12g Consideration.

                  Notwithstanding anything in the Plan to the contrary, during such time as the Company is not subject to the periodic reporting requirements of the Exchange Act by virtue of having a class of equity securities held of record by 500 or more persons or a securities registered on a national security exchange, the Committee shall have the option to prohibit the exercise of any Options to the extent that such exercise would be reasonably likely to subject the Company to such periodic reporting requirements.

Section 15.       General Provisions.

                  (a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) The Committee may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

                  (c) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                  (d) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the granting of any Award to an Eligible Recipient shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Related Company, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Related Company to terminate the employment or service of any of its Eligible Recipients at any time. The granting of one Award to an Eligible Recipient shall not entitle the Eligible Recipient to any additional grants of Awards thereafter.

                  (e) To the extent applicable, pursuant to the provisions of
Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more awards granted under the Plan outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

                  (f) To the extent applicable, the provisions of Sections 260.160.41, 260.140.42 and 260.140.45 of Title 10 of the California Code of
Regulations are incorporated herein by reference.

                  (g) The definitions set forth in this Plan are solely for the purposes of the operation of this Plan, and such definitions including, without limitation, the definition of "Cause" shall not be used for any other purposes including, without limitation, whether or not an Eligible Recipient is terminated with or without cause for purposes unrelated to this Plan.

Section 16.       Approval; Effective Date of Plan; Amendment.

                  This Plan was authorized in accordance with Section 303 of the Delaware General Corporation Law and thereby made effective on May 15, 2002 (the "Effective Date"), and was amended effective October 18, 2002.

Section 17.       Term of Plan.

                  No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 18.       Governing Law.

                  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.